SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
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                                                                              Air T, Inc.
(Name of Registrant as specified in its charter)

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PRESS RELEASE

Contact:
Walter Clark
Chief Executive Officer
Air T, Inc.
3524 Airport Road
Maiden, NC 28650
(828) 464-8741

FOR IMMEDIATE RELEASE

Air T, Inc. Establishes Committee of Independent Directors

MAIDEN, N.C., May 9, 2013 -- Air T, Inc. (Nasdaq Capital Market:AIRT) announced today that that its board of directors has established a special committee of its directors, which has established a subcommittee comprised solely of independent directors.  The special committee was established to consider, evaluate, negotiate and make recommendations to the company’s board of directors with respect to proposals made by AO Partners, LLC and Nicolas J. Swenson, managing member of AO Partners, LLC and a director of the company, to take actions with respect to the 2013 annual meeting of stockholders and to solicit proxies on behalf of the company’s board of directors to be voted at such meeting, to authorize the company to enter into agreements to indemnify and hold harmless any person, who is not already a director, who is nominated for election as a director by the board of directors, and to administer, make determinations and authorize actions, including amendments, under the Rights Agreement (the “Right Agreement”), dated as of March 26, 2012, between the company and American Stock Transfer & Trust Company, LLC, as rights agent.  All members of the company’s board of directors, other than Mr. Swenson, were appointed to this special committee.

On May 6, 2013, the special committee established a subcommittee and delegated to that subcommittee its authority to consider, evaluate, negotiate and make recommendations to the board of directors with respect to proposals made by AO Partners, LLC and Mr. Swenson and to administer, make determinations and authorize actions, including amendments, under the Rights Agreement.  The following directors were appointed to the subcommittee: Sam Chesnutt, John J. Gioffre, Dennis A. Wicker and J. Bradley Wilson.  Mr. Wilson, who was recently elected as the Chairman of the company’s board of directors, was appointed to serve as chairman of the special committee and of the subcommittee.

About Air T

Air T, through its subsidiaries, provides overnight air freight service to the express delivery industry, manufactures and sells aircraft deicers and other special purpose industrial equipment, and provides ground support equipment and facilities maintenance to airlines.  Air T is one of the largest, small-aircraft air cargo operators in the United States.  Air T's Mountain Air Cargo (MAC) and CSA, Air subsidiaries currently operate a fleet of single and twin-engine turbo-prop aircraft nightly in the eastern half of the United States, Puerto Rico and the Caribbean Islands.  Air T's Global Ground Support subsidiary manufactures deicing and other specialized military and industrial equipment and is one of the largest providers of deicers in the world.  The Global Aviation Services subsidiary provides ground support equipment and facilities maintenance to domestic airline customers.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Air T, Inc. (“Air T”) will file a proxy statement in connection with its 2013 annual meeting of stockholders.  Air T stockholders are strongly advised to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information.  Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Air T with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov.  Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Air T’s website, http://www.airt.net, or by writing to Air T, Inc., Post Office Box 488, Denver, North Carolina 28037, Attention: Corporate Secretary.

Air T and its directors who are members of a special committee and its executive officers (which directors and executive officers are Sam Chesnutt, Allison T. Clark, Walter Clark, John J. Gioffre, John Parry, George C. Prill, William H. Simpson, Dennis A. Wicker and J. Bradley Wilson) may be deemed to be participants in the solicitation of proxies for Air T’s 2013 annual meeting of stockholders, and detailed information regarding the affiliations of these directors and executive officers is available in the proxy statement for Air T’s 2012 annual meeting of stockholders filed with the Securities and Exchange Commission on July 20, 2012 (which information is supplemented by the subsequent election of Mr. Wilson as Chairman of the Board of Directors, succeeding Mr. Walter Clark in that position).  In addition, the following table sets forth information regarding the beneficial ownership of shares of common stock of Air T by each of these director and executive officer of Air T and by all directors and executive officers of Air T as a group as of May 1, 2013.  Each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned.

		Shares and Percent of Common Stock Beneficially Owned as of May 1, 2013
Name	Position with Company	No. of Shares		Percent

Sam Chesnutt	Director	2,500	(1)	*
Allison T. Clark	Director	23,000	(1)	*
Walter Clark	Chief Executive Officer and Director	143,627	(1)	5.8%
John J. Gioffre	Director	5,027	(1)	*
John Parry	Vice President-Finance, Chief Financial Officer, Secretary, Treasurer and Director	16,502	(1)	*
William H. Simpson	Executive Vice President and Director	31,604	(1)	1.3%
George C. Prill	Director	3,500	(1)	*
Dennis A. Wicker	Director	3,500	(1)	*
J. Bradley Wilson	Chairman of the Board	2,500	(1)	*
All such directors and all executive officers as a group (nine persons)		231,760	(1)	9.1%
______________________

*           Less than one percent.
(1)           Includes shares which the following executive officers and directors have the right to acquire within 60 days through the exercise of stock options issued by Air T: Mr. Walter Clark, 50,000 shares; Mr. Parry, 15,000 shares; Mr. Simpson, 30,000 shares; Mr. Chesnutt, 2,500 shares; Mr. Allison Clark, 2,500 shares; Mr. Gioffre, 2,500 shares; Mr. Prill, 2,500 shares; Mr. Wicker, 3,500 shares; Mr. Wilson, 2,500 shares; all such directors and executive officers as a group, 111,000 shares.